Exhibit 99.1

MediSwipe, Inc. Announces Corporate Name Change to “AgriTek Holdings, Inc.” in Conjunction with Expansion of Business Model

Trading to Begin at Open of Market on May 20, 2014, Under New Symbol “AGTK”

LOS ANGELES, CA--(Marketwired – May 20, 2014) - MediSwipe, Inc. (www.MediSwipe.com) (MWIP), a fully reporting company on the OTCQB, a leader in the Compassionate Care Industry which provides business banking solutions and wellness products to the medicinal marijuana sector today announced that, effective today, its corporate name will change from MediSwipe Inc. to “Agritek Holdings, Inc.” The company’s shares will start trading under its new name and stock ticker symbol, “AGTK”, effective as of market open on May 20th, 2014. The company’s common stock has been assigned a new CUSIP number of 00856J103 in connection with the name change. Outstanding stock certificates are not affected by the name change and will not need to be exchanged.

B. Michael Friedman, CEO of Agritek Holdings, Inc. stated “Over the course of the last several months, we have undertaken a thorough evaluation of our business strategy within the medicinal cannabis sector, with an eye toward increasing shareholder value. As part of this process, we have sought additional capital, eliminated bad debt and have implemented organizational and personnel changes. Our recent land acquisitions and leases of real estate and agricultural property management in Colorado and Florida as well as our trademarked brand “Mont Blunt” vaporizers and e-cigarettes as separate divisions represent significant importance to our overall business strategy. With multiple revenue streams in several different areas of the sector, we felt the name of “Agritek Holdings” will more completely define and provide greater recognition of who we are within this industry,

“It is my belief we have been both defined and limited by our name MediSwipe, and identified only to the financial processing side of this sector which in fact is only a piece of the true value of our Company. Our plan is to have MediSwipe become a subsidiary under Agritek Holdings, continuing our banking and merchant processing services and utilizing the brand name while separating the business results. We expect MediSwipe to contribute to Agritek’s overall success. With the right team and the right product offerings now in place, we are now poised to execute on the near-term opportunities that will provide the foundation for our future growth and success. We look forward to starting this new chapter and are proud to do so under a new name that completely reflects our mission and value within the sector, ”further stated Friedman.

About Agritek Holdings, Inc.

Agritek Holdings Inc. www.AgritekHoldings.com, the first fully reporting Company and pioneer within the medicinal marijuana space provides innovative patient and agricultural solutions. The Company is a leader in Compassionate Care Technology for the medicinal marijuana industry. Agritek Holdings provides real estate management and health and wellness product lines including its’ trade marked Mont Blunt ™, vaporizer and e-cigarette line www.Montblunt.com.

Agritek Holdings does not directly grow, harvest, or distribute or sell cannabis or any substances that violate United States law or the Controlled Substances Act, nor does it intend to do so in the future.

FORWARD-LOOKING DISCLAIMER:

This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Agritek Holdings, Inc. to be materially different from the statements made herein.

Contact:

Agritek Holdings, Inc.
561.249.6511
www.agritekholdings.com
info@agritekholdings.com

info@mediSwipe.com